UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 27, 2005

ZILA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17521 (Commission File Number)	86-0619668 (I.R.S. Employer Identification No.)

5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code     (602) 266-6700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On June 27, 2005, Zila Pharmaceuticals, Inc., a subsidiary of Zila, Inc. sold its Zilactin® brand over-the-counter lip and oral care products to Blairex Laboratories, Inc., an Indiana corporation, for approximately $11.0 in cash. The sale was made pursuant to the Agreement of Purchase and Sale of Assets, dated June 27, 2005 which contained customary representations, warranties and indemnities.

     A copy of the press release issued on June 27, 2005 related to the closing of this transaction is filed with this filing as Exhibit 99.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the sale of the Zilactin® product line is incorporated into this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press release dated June 27, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.

Dated: June 30, 2005	By:	/s/	Andrew A. Stevens

Andrew A. Stevens Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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